 EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 4, 2022 (except for note 10 to the Financial Statements, as to which the date is March 31, 2022), of Hero Technologies, Inc. relating to the audit of the consolidated financial statements for the years ending December 31, 2021 and 2020 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

November 22, 2022